Exhibit 10.1

Amendment to Distribution and Development Agreement

This Amendment to Distribution and Development Agreement (this “Amendment”) is entered into by and between Sekisui Diagnostics, LLC, a Delaware limited liability company (“Sekisui”), and Qualigen, Inc., a Delaware corporation (“Qualigen”), as of July 1, 2021. This Amendment amends that certain Distribution and Development Agreement dated May 1, 2016 between Sekisui and Qualigen (as amended to the date hereof, the “Distribution and Development Agreement”).

Whereas, Qualigen and Sekisui desire to amend the Distribution and Development Agreement;

Now Therefore, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Qualigen and Sekisui agree that the Distribution and Development Agreement is amended as follows:

1. Amendment. Section 2.2 of the Distribution and Development Agreement is hereby amended to read in full as follows:

The term of this Agreement shall commence on the Effective Date and shall continue through March 31, 2022 unless earlier terminated pursuant to Section 14 hereof (the “Term”). References in this Agreement to “Term” shall be deemed to include such time period with any reduction of that time period that may occur as a result of the provisions of Section 14.

2. No Other Amendment. Except as expressly provided in this Amendment, the Distribution and Development Agreement is, and shall continue to be, in full force and effect in accordance with its terms, without further amendment thereto.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together, shall be deemed one instrument. PDF copies or photocopies of signatures, and delivery by email of PDF copies, shall be as effective as originals.

In Witness Whereof, the parties to this Amendment to Distribution and Development Agreement, having read and understood the foregoing, acknowledge their legally binding acceptance of this Amendment to Distribution and Development Agreement by the signatures of their respective authorized representatives below.

Sekisui Diagnostics, LLC		Qualigen, Inc.

By:	/s/ Steven H. Lovett	By:	/s/ Michael Poirier
Name:	Steve Lovett	Name:	Michael Poirier
Title:	Assoc. Director	Title:	President and CEO